EXHIBIT M


                          FORM OF TRANSFER CERTIFICATE
                FOR EXCHANGE OR TRANSFER FROM REGULATION S GLOBAL
                   CERTIFICATE TO RULE 144A GLOBAL CERTIFICATE


                       (Exchange or transfers pursuant to
         Section 5.02(c)(ii)(C) of the Pooling and Servicing Agreement)




[Certificate Registrar]


Attention:  Corporate Trust Administration

Re:  Transfer  of  Asset   Securitization   Corporation,   Commercial   Mortgage
     Pass-Through Certificates, Series 1996 - MD VI, Class [ ]
     ---------------------------------------------------------------------------

     Reference is hereby made to the Pooling and Servicing Agreement dated as of December 17, 1996 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as depositor (the "Depositor"), AMRESCO Management, Inc., as servicer (the "Servicer") and special servicer, LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

     This letter relates to US $[----------] aggregate Certificate Balance of Certificates (the "Certificates") which are held in the form of the Regulation S Global Certificate (CUSIP No. ----------) with [Euroclear] [CEDEL]* (Common Code ----------) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Global Certificate (CUSIP No. ----------).

--------------------------
* Select appropriate depository.

     In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or an jurisdiction.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer, and Underwriter and placement agent of the offering of the Certificates.

                                    [Insert Name of Transferor]



                                    By:------------------------
                                         Name:
                                         Title:

Dated:  ------------ --, 19--